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Page 1 of 2

                          UNISYS CORPORATION
            STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 and 1993 (UNAUDITED)
                     (Millions, except share data)
                                                        1994            1993
                                                        ----            ----
Primary Earnings Per Common Share
Average Number of Outstanding Common Shares           170,689,839  162,483,624
Additional Shares Assuming Exercise of Stock Options    1,769,947    2,466,514
                                                      -----------  -----------
Average Number of Outstanding Common Shares and
  Common Share Equivalents                            172,459,786  164,950,138
                                                      ===========  ===========

Income Before Extraordinary Items and Changes
  in Accounting Principles                                $160.5        $243.9
Dividends on Series A, B and C Preferred Stock             (90.1)        (91.3)
                                                          ------        ------
Primary Earnings on Common Shares Before Extraordinary
  Items and Changes in Accounting Principles                70.4         152.6
Extraordinary Items                                         (7.7)        (26.4)
Effect of Changes in Accounting Principles                               230.2
                                                          ------        ------
Primary Earnings on Common Shares                         $ 62.7        $356.4
                                                          ======        ======
Primary Earnings Per Common Share
  Before Extraordinary Items and Changes
    in Accounting Principles                               $ .40         $ .93
  Extraordinary Items                                       (.04)         (.16)
  Effect of Changes in Accounting Principles                              1.39
                                                           -----         -----
  Total                                                    $ .36         $2.16
                                                           =====         =====
Fully Diluted Earnings Per Common Share
Average Number of Outstanding Common
  Shares and Common Share Equivalents                172,459,786   164,950,138
Additional Shares:
  Assuming Conversion of:
    Series A Preferred Stock                                        47,629,265
    8 1/4% Convertible Notes                          33,698,698    33,699,634
  Attributable to Stock Options                          148,368       187,205
                                                     -----------   -----------
Common Shares Outstanding Assuming Full Dilution     206,306,852   246,466,242
                                                     ===========   ===========
Primary Earnings on Common Shares Before Extraordinary
  Items and Changes in Accounting Principles              $ 70.4        $152.6
Exclude Dividends on Series A Preferred Stock                             80.2
Interest Expense on 8 1/4% Convertible Notes,
  Net of Applicable Tax                                     13.3          13.3
                                                          ------         -----

Fully Diluted Earnings on Common Shares Before
  Extraordinary Items and Changes in Accounting Principles  83.7         246.1
Extraordinary Items                                         (7.7)        (26.4)
Effect of Changes in Accounting Principles                               230.2
                                                          ------        ------
Fully Diluted Earnings on Common Shares                   $ 76.0        $449.9
                                                          ======        ======

Fully Diluted Earnings Per Common Share
  Before Extraordinary Items and Changes
    in Accounting Principles                               $ .41         $1.00
    Extraordinary Items                                     (.04)         (.11)
  Effect of Changes in Accounting Principles                               .94
                                                           ------        -----
  Total                                                    $ .37         $1.83
                                                           ======        =====

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
Page 2 of 2

                               UNISYS CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 and 1993 (UNAUDITED)
                          (Millions, except share data)

                                                           1994           1993
                                                           ----           ----
Fully Diluted Earnings Per Common Share as Reported
  Before Extraordinary Items and Changes in
   Accounting Principles                                   $ .40         $1.00
  Extraordinary Items                                       (.04)         (.11)
  Effect of Changes in Accounting Principles                               .94
                                                           -----         -----
  Total                                                    $ .36         $1.83
                                                           =====         =====
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